EXHIBIT 32.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned principal financial officer of M.D.C. Holdings, Inc. (the “Company”) hereby certifies that the Report on Form 10-K of the Company for the period ended December 31, 2010, accompanying this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 11, 2011	/s/ Vilia Valentine
Vilia Valentine,
Vice President – Finance, Corporate Controller and Chief Accounting Officer
(principal financial officer)

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Title 18, United States Code, and is not being filed as part of the report or as a separate disclosure document.